Press Release February 22, 2017

HollyFrontier Corporation Reports Quarterly Net Income

Dallas, Texas, February 22, 2017 ‑‑ HollyFrontier Corporation (NYSE-HFC) (“HollyFrontier” or the “Company”) today reported fourth quarter net income attributable to HollyFrontier stockholders of $53.2 million or $0.30 per diluted share for the quarter ended December 31, 2016, compared to a net loss of $(43.9) million or $(0.24) per diluted share for the quarter ended December 31, 2015. Included in the current quarter results were items consisting of a non-cash lower of cost or market inventory adjustment that increased pre-tax earnings by $97.7 million and pre-acquisition costs related to our recent PCLI purchase that decreased pre-tax earnings by $13.4 million. Excluding these items, net loss attributable to HollyFrontier stockholders was $(10.0) million or $(0.06) per diluted share. Actual to adjusted amounts are reconciled in the tables included in the accompanying reconciliations to amounts reported under Generally Accepted Accounting Principles.

For the fourth quarter, net income attributable to our stockholders, exclusive of lower of cost or market inventory adjustments, PCLI pre-acquisition costs and related tax effects, decreased by $54.1 million compared to the same period of 2015, principally reflecting lower refining margins. Production levels averaged approximately 453,000 barrels per day ("BPD") and crude oil charges averaged 432,000 BPD for the current quarter. On a per barrel basis, consolidated refinery gross margin was $7.23 per produced barrel, a 27% decrease compared to $9.91 for the fourth quarter of 2015. Total operating expenses for the quarter were $258.7 million compared to $285.2 million for the fourth quarter of last year, and refining operating expenses averaged $5.51 per produced barrel sold compared to $6.40 per barrel for the same period of 2015.

HollyFrontier’s President & CEO, George Damiris, commented, "2016 presented a challenging refining environment for the industry as a whole and for HFC due to weak benchmark refining margins, rising RFS compliance costs and narrow crude differentials In the face of these macro challenges we continue to focus on what we can control. We have achieved approximately $300 million of the $700 million in annual EBITDA improvements targeted by 2018. We also completed the largest acquisition in our company’s history with the addition of the Petro-Canada Lubricants business. We look forward to realizing the benefits from combining this differentiated, high margin business with HollyFrontier.”

For the fourth quarter of 2016, net cash provided by operations totaled $164.3 million. During the period, we declared a regular dividend of $0.33 per share to shareholders totaling approximately $58.8 million. At December 31, 2016, our combined balance of cash and short-term investments totaled $1.1 billion, and our consolidated debt was $2.2 billion. Our debt, exclusive of Holly Energy Partners' debt which is nonrecourse to HollyFrontier, was $991.2 million at December 31, 2016. In February 2017, we amended our credit agreement, increasing the credit facility size to $1.35 billion and extended the maturity to 2022. Additionally, we paid $862.1 million in cash upon closing of our PCLI acquisition on February 1, 2017.

The Company has scheduled a webcast conference call for today, February 22, 2017, at 8:30 AM Eastern Time to discuss fourth quarter financial results. This webcast may be accessed at: https://event.webcasts.com/starthere.jsp?ei=1131678. An audio archive of this webcast will be available using the above noted link through March 10, 2017.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 135,000 barrels per stream day (“BPSD”) refinery located in El Dorado, Kansas, two refinery facilities with a combined capacity of 125,000 BPSD located in Tulsa, Oklahoma, a 100,000 BPSD refinery located in Artesia, New Mexico, a 52,000 BPSD refinery located in Cheyenne, Wyoming and a 45,000 BPSD refinery in Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. Additionally, HollyFrontier owns Petro-Canada Lubricants Inc. whose Mississauga, Ontario facility produces 15,600 BPD of base oils and other specialized lubricant products. A subsidiary of HollyFrontier also owns a 37% interest (including the general partner interest) in Holly Energy Partners, L.P.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the following:

•	the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets;

•	the ability to successfully integrate PCLI's business with the company;

•	the demand for and supply of crude oil and refined products;

•	the spread between market prices for refined products and market prices for crude oil;

•	the possibility of constraints on the transportation of refined products;

•	the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines;

•	effects of governmental and environmental regulations and policies;

•	the availability and cost of financing to the Company;

•	the effectiveness of the Company’s capital investments and marketing strategies;

•	the Company’s efficiency in carrying out construction projects;

•	the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations;

•	the possibility of terrorist attacks and the consequences of any such attacks;

•	general economic conditions; and

•	other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings.

The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended December 31,		Change from 2015
	2016	2015	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$2,955,068	$2,943,559	$11,509	—%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	2,550,772	2,446,511	104,261	4
Lower of cost or market inventory adjustment	(97,656)	143,554	(241,210)	(168)
	2,453,116	2,590,065	(136,949)	(5)
Operating expenses	258,688	285,214	(26,526)	(9)
General and administrative expenses	37,378	34,414	2,964	9
Depreciation and amortization	93,594	90,572	3,022	3
Total operating costs and expenses	2,842,776	3,000,265	(157,489)	(5)
Income (loss) from operations	112,292	(56,706)	168,998	(298)
Other income (expense):
Earnings of equity method investments	4,058	2,169	1,889	87
Interest income	1,111	988	123	12
Interest expense	(26,304)	(11,657)	(14,647)	126
Other, net	(7,741)	535	(8,276)	(1,547)
	(28,876)	(7,965)	(20,911)	263
Income (loss) before income taxes	83,416	(64,671)	148,087	(229)
Income tax expense (benefit)	12,952	(40,724)	53,676	(132)
Net income (loss)	70,464	(23,947)	94,411	(394)
Less net income attributable to noncontrolling interest	17,299	19,974	(2,675)	(13)
Net income (loss) attributable to HollyFrontier stockholders	$53,165	$(43,921)	$97,086	(221)%
Earnings (loss) per share attributable to HollyFrontier stockholders:
Basic	$0.30	$(0.24)	$0.54	(225)%
Diluted	$0.30	$(0.24)	$0.54	(225)%
Cash dividends declared per common share	$0.33	$0.33	$—	—%
Average number of common shares outstanding:
Basic	175,936	181,460	(5,524)	(3)%
Diluted	176,137	181,460	(5,323)	(3)%
EBITDA	$184,904	$16,596	$168,308	1,014%
Adjusted EBITDA	$100,654	$160,150	$(59,496)	(37)%

	Years Ended December 31,			Change from 2015
	2016	2015		Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$10,535,700	$13,237,920		$(2,702,220)	(20)%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	8,765,927	10,239,218		(1,473,291)	(14)
Lower of cost or market inventory adjustment	(291,938)	226,979		(518,917)	(229)
	8,473,989	10,466,197		(1,992,208)	(19)
Operating expenses	1,018,839	1,060,373		(41,534)	(4)
General and administrative expenses	125,648	120,846		4,802	4
Depreciation and amortization	363,027	346,151		16,876	5
Goodwill and asset impairment	654,084	—		654,084	—
Total operating costs and expenses	10,635,587	11,993,567		(1,357,980)	(11)
Income (loss) from operations	(99,887)	1,244,353		(1,344,240)	(108)
Other income (expense):
Loss of equity method investments	14,213	(3,738)		17,951	(480)
Interest income	2,491	3,391		(900)	(27)
Interest expense	(72,192)	(43,470)		(28,722)	66
Loss on early extinguishment of debt	(8,718)	(1,370)	—	(7,348)	536
Other, net	(7,441)	9,402		(16,843)	(179)
	(71,647)	(35,785)		(35,862)	100
Income (loss) before income taxes	(171,534)	1,208,568		(1,380,102)	(114)
Income tax expense	19,411	406,060		(386,649)	(95)
Net income (loss)	(190,945)	802,508		(993,453)	(124)
Less net income attributable to noncontrolling interest	69,508	62,407		7,101	11
Net income (loss) attributable to HollyFrontier stockholders	$(260,453)	$740,101		$(1,000,554)	(135)%
Earnings (loss) per share attributable to HollyFrontier stockholders:
Basic	$(1.48)	$3.91		$(5.39)	(138)%
Diluted	$(1.48)	$3.90		$(5.38)	(138)%
Cash dividends declared per common share	$1.32	$1.31		$0.01	1%
Average number of common shares outstanding:
Basic	176,101	188,731		(12,630)	(7)%
Diluted	176,101	188,940		(12,839)	(7)%
EBITDA	$200,404	$1,533,761		$(1,333,357)	(87)%
Adjusted EBITDA	$575,956	$1,760,740		$(1,184,784)	(67)%

Balance Sheet Data

	December 31,
	2016	2015
	(In thousands)
Cash, cash equivalents and investments in marketable securities	$1,134,727	$210,552
Working capital	$1,767,780	$587,450
Total assets	$9,435,661	$8,388,299
Long-term debt	$2,235,137	$1,040,040
Total equity	$5,301,985	$5,809,773

Segment Information

Our operations are organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Consolidations and Eliminations. The Refining segment includes the operations of our El Dorado, Tulsa, Navajo, Cheyenne and Woods Cross refineries and HFC Asphalt (aggregated as a reportable segment). Refining activities involve the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky

Mountain regions of the United States. Additionally, the Refining Segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America. HFC Asphalt operates various terminals in Arizona, New Mexico and Oklahoma.

The HEP segment involves all of the operations of HEP, a consolidated variable interest entity, which owns and operates logistics assets consisting of petroleum product and crude oil pipelines, terminals, tankage, loading rack facilities and refinery process units in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. The HEP segment also includes a 75% interest in UNEV Pipeline (an HEP consolidated subsidiary), a 50% ownership interest in each of the Frontier Pipeline, Osage Pipeline and Cheyenne Pipeline and a 25% ownership interest in the SLC Pipeline. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations. Due to certain basis differences, our reported amounts for the HEP segment may not agree to amounts reported in HEP's periodic public filings.

	Refining	HEP	Corporate and Other	Consolidations and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended December 31, 2016
Sales and other revenues	$2,936,386	$112,526	$—	$(93,844)	$2,955,068
Depreciation and amortization	$71,973	$18,841	$2,987	$(207)	$93,594
Income (loss) from operations	$95,455	$54,953	$(37,548)	$(568)	$112,292
Earnings of equity method investments	$—	$4,058	$—	$—	$4,058
Capital expenditures	$78,360	$11,480	$2,473	$—	$92,313

Three Months Ended December 31, 2015
Sales and other revenues	$2,924,218	$97,251	$190	$(78,100)	$2,943,559
Depreciation and amortization	$70,997	$16,483	$3,299	$(207)	$90,572
Income (loss) from operations	$(72,473)	$52,356	$(36,020)	$(569)	$(56,706)
Earnings of equity method investments	$—	$2,169	$—	$—	$2,169
Capital expenditures	$164,141	$34,967	$3,150	$—	$202,258

Year Ended December 31, 2016
Sales and other revenues	$10,467,190	$402,043	$168	$(333,701)	$10,535,700
Depreciation and amortization	$282,321	$68,811	$12,723	$(828)	$363,027
Income (loss) from operations	$(163,624)	$196,716	$(130,565)	$(2,414)	$(99,887)
Earnings of equity method investments	$—	$14,213	$—	$—	$14,213
Capital expenditures	$363,115	$107,595	$9,080	$—	$479,790

Year Ended December 31, 2015
Sales and other revenues	$13,171,183	$358,875	$663	$(292,801)	$13,237,920
Depreciation and amortization	$273,345	$61,690	$11,944	$(828)	$346,151
Income (loss) from operations	$1,190,578	$179,075	$(123,004)	$(2,296)	$1,244,353
Earnings (loss) of equity method investments	$—	$4,803	$(8,541)	$—	$(3,738)
Capital expenditures	$469,011	$193,121	$14,023	$—	$676,155

December 31, 2016
Cash, cash equivalents and investments in marketable securities	$49	$3,657	$1,131,021	$—	$1,134,727
Total assets	$6,513,806	$1,920,487	$1,306,169	$(304,801)	$9,435,661
Long-term debt	$—	$1,243,912	$991,225	$—	$2,235,137

December 31, 2015
Cash, cash equivalents and investments in marketable securities	$91	$15,013	$195,448	$—	$210,552
Total assets	$6,597,355	$1,812,279	$289,225	$(310,560)	$8,388,299
Long-term debt	$—	$1,008,752	$31,288	$—	$1,040,040

Refining Operating Data

The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross and net operating margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	272,520	238,280	262,170	263,340
Refinery throughput (BPD) (2)	289,990	250,080	280,920	277,260
Refinery production (BPD) (3)	279,760	240,010	269,840	266,170
Sales of produced refined products (BPD)	284,480	238,240	261,200	258,420
Sales of refined products (BPD) (4)	299,770	308,110	285,080	295,470
Refinery utilization (5)	104.8%	91.6%	100.8%	101.3%

Average per produced barrel (6)
Net sales	$62.19	$62.38	$58.14	$72.33
Cost of products (7)	55.41	52.30	50.17	56.88
Refinery gross margin (8)	6.78	10.08	7.97	15.45
Refinery operating expenses (9)	4.22	5.82	4.69	4.95
Net operating margin (8)	$2.56	$4.26	$3.28	$10.50

Refinery operating expenses per throughput barrel (10)	$4.14	$5.54	$4.36	$4.61

Feedstocks:
Sweet crude oil	59%	56%	58%	59%
Sour crude oil	19%	23%	18%	21%
Heavy sour crude oil	16%	16%	17%	15%
Other feedstocks and blends	6%	5%	7%	5%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	53%	53%	50%	50%
Diesel fuels	31%	29%	33%	33%
Jet fuels	8%	8%	7%	7%
Fuel oil	1%	1%	1%	1%
Asphalt	1%	2%	2%	2%
Lubricants	4%	4%	5%	4%
LPG and other	2%	3%	2%	3%
Total	100%	100%	100%	100%

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Southwest Region (Navajo Refinery)
Crude charge (BPD) (1)	92,450	101,500	98,090	100,450
Refinery throughput (BPD) (2)	100,720	112,850	107,690	111,840
Refinery production (BPD) (3)	99,930	111,590	106,460	110,210
Sales of produced refined products (BPD)	102,460	112,320	108,280	111,580
Sales of refined products (BPD) (4)	107,430	118,160	110,740	119,560
Refinery utilization (5)	92.5%	101.5%	98.1%	100.5%

Average per produced barrel (6)
Net sales	$64.45	$59.14	$57.87	$69.76
Cost of products (7)	55.21	50.96	48.68	53.57
Refinery gross margin (8)	9.24	8.18	9.19	16.19
Refinery operating expenses (9)	5.04	5.07	4.72	4.92
Net operating margin (8)	$4.20	$3.11	$4.47	$11.27

Refinery operating expenses per throughput barrel (10)	$5.13	$5.05	$4.75	$4.91

Feedstocks:
Sweet crude oil	25%	42%	28%	36%
Sour crude oil	67%	48%	63%	54%
Heavy sour crude oil	—%	—%	—%	—%
Other feedstocks and blends	8%	10%	9%	10%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	53%	56%	54%	55%
Diesel fuels	39%	40%	40%	39%
Fuel oil	4%	1%	3%	2%
Asphalt	1%	1%	1%	1%
LPG and other	3%	2%	2%	3%
Total	100%	100%	100%	100%

Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Crude charge (BPD) (1)	67,100	67,530	63,650	68,770
Refinery throughput (BPD) (2)	75,930	73,650	68,870	74,480
Refinery production (BPD) (3)	73,220	69,600	65,810	70,180
Sales of produced refined products (BPD)	72,290	68,940	65,940	68,000
Sales of refined products (BPD) (4)	73,190	75,700	69,160	73,320
Refinery utilization (5)	69.2%	81.4%	65.6%	82.9%

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Average per produced barrel (6)
Net sales	$60.54	$59.13	$57.80	$70.05
Cost of products (7)	54.38	46.92	49.13	51.80
Refinery gross margin (8)	6.16	12.21	8.67	18.25
Refinery operating expenses (9)	11.25	10.60	10.45	9.89
Net operating margin (8)	$(5.09)	$1.61	$(1.78)	$8.36

Refinery operating expenses per throughput barrel (10)	$10.71	$9.92	$10.01	$9.03

Feedstocks:
Sweet crude oil	37%	40%	39%	42%
Sour crude oil	—%	—%	—%	—%
Heavy sour crude oil	32%	36%	35%	37%
Black wax crude oil	19%	16%	18%	13%
Other feedstocks and blends	12%	8%	8%	8%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	61%	59%	60%	57%
Diesel fuels	30%	32%	33%	36%
Jet fuels	—%	1%	—%	—%
Fuel oil	3%	3%	2%	3%
Asphalt	4%	2%	3%	2%
LPG and other	2%	3%	2%	2%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	432,070	407,310	423,910	432,560
Refinery throughput (BPD) (2)	466,640	436,580	457,480	463,580
Refinery production (BPD) (3)	452,910	421,200	442,110	446,560
Sales of produced refined products (BPD)	459,230	419,500	435,420	438,000
Sales of refined products (BPD) (4)	480,390	501,970	464,980	488,350
Refinery utilization (5)	94.5%	91.9%	92.8%	97.6%

Average per produced barrel (6)
Net sales	$62.43	$60.97	$58.02	$71.32
Cost of products (7)	55.20	51.06	49.64	55.25
Refinery gross margin (8)	7.23	9.91	8.38	16.07
Refinery operating expenses (9)	5.51	6.40	5.57	5.71
Net operating margin (8)	$1.72	$3.51	$2.81	$10.36

Refinery operating expenses per throughput barrel (10)	$5.42	$6.15	$5.30	$5.39

Feedstocks:
Sweet crude oil	48%	49%	48%	51%
Sour crude oil	26%	26%	26%	25%
Heavy sour crude oil	16%	15%	16%	15%
Black wax crude oil	3%	3%	3%	2%
Other feedstocks and blends	7%	7%	7%	7%
Total	100%	100%	100%	100%

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Consolidated
Sales of produced refined products:
Gasolines	54%	55%	52%	52%
Diesel fuels	33%	32%	35%	35%
Jet fuels	5%	4%	4%	4%
Fuel oil	2%	2%	2%	1%
Asphalt	2%	2%	2%	2%
Lubricants	2%	2%	3%	3%
LPG and other	2%	3%	2%	3%
Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.

(3)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(4)	Includes refined products purchased for resale.

(5)	Represents crude charge divided by total crude capacity (BPSD). Effective July 1, 2016, our consolidated crude capacity increased from 443,000 BPSD to 457,000 BPSD upon completion of our Woods Cross Refinery expansion project.

(6)
Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(7)	Transportation, terminal and refinery storage costs billed from HEP are included in cost of products.

(8)
Excludes lower of cost or market inventory valuation adjustments of $(97.7) million and $(291.9) million for the three months and year ended December 31, 2016, respectively and $143.6 million and $227.0 million for the three months and year ended December 31, 2015, respectively.

(9)	Represents operating expenses of our refineries, exclusive of depreciation and amortization.

(10)	Represents refinery operating expenses, exclusive of depreciation and amortization, divided by refinery throughput.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding “non-cash” lower of cost or market inventory valuation adjustments, goodwill and asset impairment charges and PCLI pre-acquisition costs (“Adjusted EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.

Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income (loss) attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) lower of cost or market inventory valuation adjustment, (ii) goodwill and asset impairment charges and (iii) PCLI pre-acquisition costs. EBITDA and Adjusted EBITDA are not calculations provided for under GAAP; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. They are presented here because they are widely used financial indicators used by investors and analysts to measure performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA and Adjusted EBITDA.

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
	(In thousands)
Net income (loss) attributable to HollyFrontier stockholders	$53,165	$(43,921)	$(260,453)	$740,101
Add (subtract) income tax provision (benefit)	12,952	(40,724)	19,411	406,060
Add interest expense (1)	26,304	11,657	80,910	44,840
Subtract interest income	(1,111)	(988)	(2,491)	(3,391)
Add depreciation and amortization	93,594	90,572	363,027	346,151
EBITDA	$184,904	$16,596	$200,404	$1,533,761
Add (subtract) lower of cost or market inventory adjustment	(97,656)	143,554	(291,938)	226,979
Add goodwill and asset impairment	—	—	654,084	—
PCLI pre-acquisition costs	13,406	—	13,406	—
Adjusted EBITDA	$100,654	$160,150	$575,956	$1,760,740
(1) Includes loss on early extinguishment of debt of $8.7 million and $1.4 million for the years ended December 31, 2016 and 2015, respectively.
Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.
Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.
Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments, goodwill and asset impairment charges and depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income.
Other companies in our industry may not calculate these performance measures in the same manner.
Refinery Gross and Net Operating Margins
Below are reconciliations to our consolidated statements of income for (i) net sales, cost of products sold (exclusive of lower of cost or market inventory valuation adjustment) and operating expenses, in each case averaged per produced barrel sold, and

(ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of produced product sales to total sales and other revenues

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average sales price per produced barrel sold	$62.43	$60.97	$58.02	$71.32
Times sales of produced refined products (BPD)	459,230	419,500	435,420	438,000
Times number of days in period	92	92	366	365
Produced refined product sales	$2,637,615	$2,353,076	$9,246,283	$11,401,928

Total produced refined product sales	$2,637,615	$2,353,076	$9,246,283	$11,401,928
Add refined product sales from purchased products and rounding (1)	123,401	438,809	624,233	1,214,920
Total refined product sales	2,761,016	2,791,885	9,870,516	12,616,848
Add direct sales of excess crude oil (2)	142,129	91,435	436,974	352,113
Add other refining segment revenue (3)	33,241	40,898	159,700	202,222
Total refining segment revenue	2,936,386	2,924,218	10,467,190	13,171,183
Add HEP segment sales and other revenues	112,526	97,251	402,043	358,875
Add corporate and other revenues	—	190	168	663
Subtract consolidations and eliminations	(93,844)	(78,100)	(333,701)	(292,801)
Sales and other revenues	$2,955,068	$2,943,559	$10,535,700	$13,237,920

Reconciliation of average cost of products per produced barrel sold to cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average cost of products per produced barrel sold	$55.20	$51.06	$49.64	$55.25
Times sales of produced refined products (BPD)	459,230	419,500	435,420	438,000
Times number of days in period	92	92	366	365
Cost of products for produced products sold	$2,332,154	$1,970,610	$7,910,815	$8,832,818

Total cost of products for produced products sold	$2,332,154	$1,970,610	$7,910,815	$8,832,818
Add refined product costs from purchased products and rounding (1)	129,858	439,110	638,540	1,245,451
Total cost of refined products sold	2,462,012	2,409,720	8,549,355	10,078,269
Add crude oil cost of direct sales of excess crude oil (2)	143,686	93,833	441,180	348,362
Add other refining segment cost of products sold (4)	17,818	17,430	72,222	98,979
Total refining segment cost of products sold	2,623,516	2,520,983	9,062,757	10,525,610
Subtract consolidations and eliminations	(72,744)	(74,472)	(296,830)	(286,392)
Costs of products sold (exclusive of lower of cost or market inventory valuation adjustment and depreciation and amortization)	$2,550,772	$2,446,511	$8,765,927	$10,239,218

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average refinery operating expenses per produced barrel sold	$5.51	$6.40	$5.57	$5.71
Times sales of produced refined products (BPD)	459,230	419,500	435,420	438,000
Times number of days in period	92	92	366	365
Refinery operating expenses for produced products sold	$232,793	$247,002	$887,656	$912,858

Total refinery operating expenses for produced products sold	$232,793	$247,002	$887,656	$912,858
Add other refining segment operating expenses and rounding (5)	10,305	14,715	35,934	41,813
Total refining segment operating expenses	243,098	261,717	923,590	954,671
Add HEP segment operating expenses	34,819	24,955	123,985	105,554
Add corporate and other costs	1,096	1,394	4,893	3,433
Subtract consolidations and eliminations	(20,325)	(2,852)	(33,629)	(3,285)
Operating expenses (exclusive of depreciation and amortization)	$258,688	$285,214	$1,018,839	$1,060,373

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per barrel	$1.72	$3.51	$2.81	$10.36
Add average refinery operating expenses per produced barrel	5.51	6.40	5.57	5.71
Refinery gross margin per barrel	7.23	9.91	8.38	16.07
Add average cost of products per produced barrel sold	55.20	51.06	49.64	55.25
Average sales price per produced barrel sold	$62.43	$60.97	$58.02	$71.32
Times sales of produced refined products (BPD)	459,230	419,500	435,420	438,000
Times number of days in period	92	92	366	365
Produced refined product sales	$2,637,615	$2,353,076	$9,246,283	$11,401,928

Total produced refined product sales	$2,637,615	$2,353,076	$9,246,283	$11,401,928
Add refined product sales from purchased products and rounding (1)	123,401	438,809	624,233	1,214,920
Total refined product sales	2,761,016	2,791,885	9,870,516	12,616,848
Add direct sales of excess crude oil (2)	142,129	91,435	436,974	352,113
Add other refining segment revenue (3)	33,241	40,898	159,700	202,222
Total refining segment revenue	2,936,386	2,924,218	10,467,190	13,171,183
Add HEP segment sales and other revenues	112,526	97,251	402,043	358,875
Add corporate and other revenues	—	190	168	663
Subtract consolidations and eliminations	(93,844)	(78,100)	(333,701)	(292,801)
Sales and other revenues	$2,955,068	$2,943,559	$10,535,700	$13,237,920

(1)	We purchase finished products to facilitate delivery to certain locations or to meet delivery commitments.

(2)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, at times we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at cost.

(3)
Other refining segment revenue includes the incremental revenues associated with HFC Asphalt, product purchased and sold forward for profit as market conditions and available storage capacity allows and miscellaneous revenue.

(4)
Other refining segment cost of products sold includes the incremental cost of products for HFC Asphalt, the incremental cost associated with storing product purchased and sold forward as market conditions and available storage capacity allows and miscellaneous costs.

(5)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of HFC Asphalt.

Reconciliation of net income (loss) attributable to HollyFrontier stockholders to adjusted net income attributable to HollyFrontier stockholders

Adjusted net income attributable to HollyFrontier stockholders is a non-GAAP financial measure that excludes non-cash lower of cost or market inventory valuation adjustments, impairment charges and PCLI pre-acquisition costs. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
	(Dollars in thousands, except per share amounts)
GAAP:
Income (loss) before income taxes	$83,416	$(64,671)	$(171,534)	$1,208,568
Income tax expense (benefit)	12,952	(40,724)	19,411	406,060
Net income (loss)	70,464	(23,947)	(190,945)	802,508
Less net income attributable to noncontrolling interest	17,299	19,974	69,508	62,407
Net income (loss) attributable to HollyFrontier stockholders	53,165	(43,921)	(260,453)	740,101

NonGAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustment (1)	(97,656)	143,554	(291,938)	226,979
Impairment loss - long-lived assets (2)	—	—	344,766	—
Impairment loss - goodwill (2)	—	—	309,318	—
Pre-acquisition PCLI costs (3)	13,406	—	13,406	—
Total adjustments - pretax	(84,250)	143,554	375,552	226,979
Income tax expense (benefit)	(21,062)	55,555	25,491	87,841
Total adjustments, net of tax	(63,188)	87,999	350,061	139,138

Adjusted results - NonGAAP:
Adjusted income (loss) before income taxes	(834)	78,883	204,018	1,435,547
Income tax expense (benefit)	(8,110)	14,831	44,902	493,901
Adjusted net income	7,276	64,052	159,116	941,646
Less net income attributable to noncontrolling interest	17,299	19,974	69,508	62,407
Adjusted net income (loss) attributable to HollyFrontier stockholders	$(10,023)	$44,078	$89,608	$879,239
Adjusted earnings (loss) per share attributable to HollyFrontier stockholders	$(0.06)	$0.24	$0.51	$4.64

(1)
GAAP requires that inventories be stated at the lower of cost or market. We maintain an inventory valuation reserve, whereby inventory costs in excess of market values are written down to current replacement costs and charged to cost of products sold. The valuation reserve is reassessed quarterly, at which time an inventory valuation adjustment is recorded, as a new lower of cost or market inventory valuation reserve is established. Such inventory valuation adjustments result in non-cash charges or benefits.

(2)
Our goodwill is evaluated for impairment annually or when impairment indicators occur. In the second quarter of 2016, we determined that goodwill and long-lived assets of our Cheyenne Refinery had been impaired and recorded related impairment charges of $309.3 million and $344.8 million, respectively.

(3)
Pre-acquisition PCLI costs consist of legal and professional fees related to our Petro-Canada Lubricants Inc. acquisition that closed on February 1, 2017, and losses incurred attributable to Canadian currency exchange swaps serving as economic hedges of our PCLI acquisition cost.

Reconciliation of effective tax rate to adjusted effective tax rate

	Three Months Ended December 31,	Year Ended December 31,
	2016	2016
	(Dollars in thousands)
GAAP
Income (loss) before income taxes	$83,416	$(171,534)
Income tax expense	$12,952	$19,411
Effective tax rate for GAAP financial statements	16%	(11)%

Effect of NonGAAP adjustments (lower of cost or market inventory adjustments, goodwill and asset impairment and PCLI pre-acquisition costs)	956%	33%
Adjusted - NonGAAP
Effective tax rate for adjusted results	972%	22%

FOR FURTHER INFORMATION, Contact:

Douglas S. Aron, Executive Vice President and
Chief Financial Officer
Julia Heidenreich, Vice President,
Investor Relations
HollyFrontier Corporation
214/954-6510